UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         -------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


          Date of report (Date of earliest event reported) May 30, 2003
                                                           ------------


                               Intelligroup, Inc.
               ---------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


        New Jersey                       0-20943                 11-2880025
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(State or Other Jurisdiction    (Commission File Number)       (IRS Employer
      of Incorporation)                                      Identification No.)


499 Thornall Street
Edison, New Jersey                                                    08837
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(Address of Principal Executive Offices)                           (Zip Code)


                                 (732) 590-1600
                    ----------------------------------------
                         (Registrant's telephone number,
                              including area code)



         ---------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 5.     OTHER EVENTS AND REQUIRED FD DISCLOSURE.

     Intelligroup, Inc. (the "Company") has a revolving credit facility with PNC Bank, N.A. ("PNC Bank") that was set to expire on May 31, 2003. On May 30, 2003, the Company executed a letter agreement with PNC Bank and Empower, Inc., a wholly-owned subsidiary of the Company, extending the term of the credit facility from May 31, 2003 to July 31, 2003.

     The Company is currently negotiating with PNC Bank to obtain a new credit facility and believes that it will be able to obtain a new credit facility on terms substantially similar to the current credit facility. However, there is no assurance that the Company will obtain such new credit facility on acceptable terms, if at all. Should the Company not be able to obtain a new credit facility with PNC Bank, the Company believes that it has the ability to obtain another revolving credit facility, with substantially similar terms, from another financial institution.

ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)  Financial Information of Businesses Acquired.

     Not applicable.

(b)  Pro Forma Financial Information (unaudited).

     Not applicable.

(c)  Exhibits.

     Exhibit No.    Description
     -----------    -----------

        10.1 Extension Letter Agreement for Amended and Restated Revolving Credit Loan and Security Agreement, dated May 30, 2003, by and among Intelligroup, Inc., Empower, Inc. and PNC Bank, National Association.




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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        INTELLIGROUP, INC.


                                        By: /s/  Nicholas Visco
                                           -------------------------------------
                                        Name:  Nicholas Visco
                                        Title: Senior Vice President-Finance and
                                               Administration and Chief
                                               Financial Officer

Date: June 3, 2003




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